UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2005

MediaBay, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-13469	65-0429858
(Commission File Number)	(IRS Employer Identification No.)

2 Ridgedale Avenue, Cedar Knolls, New Jersey	07927
(Address of Principal Executive Offices)	(Zip Code)

(973) 539-9528

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2005, MediaBay, Inc. (“MediaBay”) granted options under its stock option plans and stock incentive plans to the executive officers set forth below as follows:

Jeffrey Dittus	Chief Executive Officer and Director	200,000 shares

Patricia Campbell	Chief Operating Officer	150,000 shares

Robert Toro	Chief Financial Officer and Senior Vice President	100,000 shares

All of the options granted to the executive officers set forth above (i) vest immediately, (ii) are exercisable at a price of $1.35 per share (the closing sale price of MediaBay’s common stock on the date of grant), (iii) are immediately exercisable as to 40% of the shares covered thereby and will become exercisable as to an additional 20% of the shares covered thereby on each of the first, second and third year anniversaries of the date of grant, and (iv) expire on December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaBay, Inc.
(Registrant)

By: /s/ Robert Toro
Robert Toro
Chief Financial Officer and Senior
Vice President

Date: January 6, 2006